UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	April 4, 2008

FOAMEX INTERNATIONAL INC.

(Exact name of registrant as specified in charter)

Delaware	0-22624	05-0473908

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1000 Columbia Avenue
Linwood, Pennsylvania 19061

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(610) 859-3000

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of David Prilutski as Executive Vice President and Chief Operating Officer

On April 7, 2008, Foamex International Inc. (the “Company”) announced that Mr. David Prilutski commenced employment with the Company, assuming the position of Executive Vice President and Chief Operating Officer.

From 2006 to 2008, Mr. Prilutski served as President of Lyondell Europe where he had overall responsibility for the European region plus global P&L responsibility for Lyondell Chemical Company’s (“Lyondell”) styrene and isocyanate (TDI) businesses. From 2003 to 2005, Mr. Prilutski held the position of Vice President, Supply Chain, in which he had global responsibility for logistics, procurement, customer support, warehousing, inventory management systems and distribution. From 2000 to 2003, Mr. Prilutski held the position of Director, Research and Development, for Lyondell, where he was responsible for process and product research and development for Lyondell’s chemicals businesses. From January 2000 to July 2000, Mr. Prilutski served as Senior Vice President and Acting Chief Financial Officer of Foamex International Inc. Earlier in his career, Mr. Prilutski held a number of varied assignments and roles of increasing responsibility with Arco Chemical Company, a predecessor to Lyondell, in marketing, sales, strategic planning, finance, research and development, manufacturing and engineering disciplines.

Employment Agreement with Mr. Prilutski

Mr. Prilutski has entered into an employment agreement (the “Agreement”) with the Company and Foamex L.P., dated April 7, 2008. The initial term of Mr. Prilutski’s employment as Executive Vice President and Chief Operating Officer commenced on April 7, 2008 and will continue (unless earlier terminated as provided in the Agreement) through April 7, 2010, subject to automatic one-year extensions, unless either party gives prior written notice of the decision not to extend the employment term at least 45 days in advance of the expiration date then in effect, provided, that no more than two such automatic extensions may occur pursuant to the foregoing, and this Agreement will not extend beyond April 7, 2012 on account of such automatic extensions. Mr. Prilutski is entitled to receive an annual base salary of $425,000 during his term of employment, subject to increase by the Company. In addition, he is entitled to earn bonus awards in accordance with Company incentive programs, with a target bonus opportunity of 55% of his annual base salary.

Pursuant to the Agreement, Mr. Prilutski is entitled to a grant of restricted common stock and stock options no later than forty-five (45) days following the effective date of the Agreement. Mr. Prilutski is also entitled to participate in other Company benefit plans available to senior executives. The Company will provide Mr. Prilutski a car allowance of $1,200 per month.

If Mr. Prilutski’s employment is terminated before April 7, 2010 by the Company for reasons other than “Cause” or “Disability” (each as defined in the Agreement) or death, or by Mr. Prilutski for “Good Reason” (as defined in the Agreement), he will, subject to his execution of a general release of claims against the Company, receive (1) a cash payment, equal to his base salary plus his target bonus, (2) payment of a pro-rated bonus in cash for the year of termination, (3) accelerated vesting of the portion of equity awards that will be made to Mr. Prilutski in 2008 and that would have vested during the one year period following the date of termination, which awards will remain exercisable until the earlier of the six month anniversary of the date his employment terminates and the remainder of their original terms and (4) continued participation in the Company’s medical and dental plans for 12 months following termination.

In the event Mr. Prilutski’s employment is terminated on or after April 7, 2010 by the Company for reasons other than Cause or Disability or death, or by Mr. Prilutski for Good Reason, he will, subject to his execution of a general release of claims against the Company, receive the payments and benefits described in the preceding paragraph.

In the event Mr. Prilutski’s employment is terminated on account of death or Disability, Mr. Prilutski or, if applicable, his estate is entitled to (1) payment of a pro-rated bonus in cash for the year of termination and (2) continued participation under the Company’s medical and dental plans for 12 months after termination and (3) accelerated vesting of the portion of equity awards that will be made to Mr. Prilutski in 2008 and that would have vested during the one year period following the date of termination, which awards will remain exercisable until the earlier of the one year following the date his employment terminates and the remainder of their original terms.

Upon the occurrence of a “Change in Control” (as defined in the Agreement), all outstanding equity and long-term incentive awards held by Mr. Prilutski will immediately vest in a manner that enables Mr. Prilutski to participate in the Change in Control transaction. In addition, Mr. Prilutski is entitled to receive a tax gross-up payment with respect to any change of control payments that would be subject to “golden parachute” excise taxes imposed by Section 4999 of the Internal Revenue Code and any similar tax imposed by another U.S. jurisdiction. Under the Agreement, a Change in Control does not include the transactions referred to in the Equity Commitment Agreement, dated April 1, 2008, between the Company and each of D. E. Shaw Laminar Portfolios, L.L.C., Sigma Capital Associates, LLC, CDGO, LLC and Q Funding III L.P.

Under the Agreement, the Company has also agreed to indemnify Mr. Prilutski for actions in his Company capacities to the fullest extent permitted by applicable law, and Mr. Prilutski has agreed to certain non-competition, non-solicitation and confidentiality covenants.

The foregoing summary of Mr. Priltuski’s Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.65 and is incorporated herein in its entirety by reference. Interested parties should read the document in its entirety.

Item 8.01 – Other Events.

On April 4, 2008, the Company issued a press release announcing results for the fourth quarter and fiscal year ended December 30, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

On April 7, 2008, the Company issued a press release announcing that David J. Prilutski has been named Executive Vice President and Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein in its entirety by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.65	Employment Agreement, dated as of April 7, 2008, between the Company, Foamex L.P., and David Prilutski.
99.1	Press Release, dated April 4, 2008.
99.2	Press Release, dated April 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2008

FOAMEX INTERNATIONAL INC.

By:	/s/ John G. Johnson, Jr.
Name:	John G. Johnson, Jr.
Title:	President and Chief Executive Officer

EXHIBITS

10.65	Employment Agreement, dated as of April 7, 2008, by and among the Company, Foamex L.P., and David Prilutski.
99.1	Press Release, dated April 4, 2008.
99.2	Press Release, dated April 7, 2008.